                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS

         THIS AGREEMENT is made and entered into as of the 7th day of March, 2000, by and among Cutco Acquisition Corp., a Minnesota corporation ("Buyer"), Cutco Salons, Inc., a New York corporation ("Seller"), and Yellowave Corporation, a New York corporation, the sole shareholder of Seller ("Shareholder").

                                    RECITALS

         A.  Seller either directly or through a wholly-owned subsidiary owns
(i) certain rights as a franchisor under certain franchise agreements, license agreements, development agreements, sublease agreements, promissory notes and any other agreements with its franchisees (which are collectively referred to herein as the "Franchise Agreements" and are described in further detail on the attached Exhibit A); (ii) the rights to use, and license others to use, the service marks and trademarks set forth on the attached Exhibit B (collectively the "Trademarks"); (iii) the rights as tenant under the real property lease agreements set forth on the attached Exhibit C (collectively the "Leases"); and
(iv) all issued and outstanding shares of capital stock of the companies set forth on the attached Exhibit D (individually, a "Subsidiary" and collectively, the "Subsidiaries"); and (v) all other assets, including inventory, accounts receivable, notes receivable, unpaid royalties, arbitration awards and supplies, related to or used in connection with Seller's franchise business. The foregoing assets described in A(i) through A(v) above are hereinafter referred to as the Assets. Seller's cash is excluded from the Assets.

         B. Seller desires to sell the Assets to Buyer and Buyer desires to purchase the Assets from Seller, all on the following terms and conditions.

         NOW, THEREFORE, in consideration of mutual covenants, agreements and considerations set forth herein, the parties agree as follows:

         1.  Purchase and Sale.

         1.1 Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller and Seller agrees to sell the Assets to Buyer on the Closing Date (as hereinafter defined).

         1.2 Purchase Price. The purchase price for the Assets shall be $3,600,000 ("Purchase Price") payable as follows:

             (a)  $3,300,000 in cash paid to Seller on the Closing Date.

             (b) $300,000 shall be placed in escrow on the Closing Date (the "Escrow Fund"), in an interest bearing account with LaSalle National Bank, Chicago, Illinois (the "Escrow Agent"). This amount, plus all accrued interest, less any deductions provided for herein, shall be released to Seller ninety (90) days thereafter.

         1.3 Allocation of Purchase Price. Buyer and Seller agree that the purchase price shall be allocated as follows:

                 Cash                                             $         0
                 Inventory                                        $     2,000
                 Receivables                                      $   397,000
                 Furniture, Fixtures, Leasehold
                 Improvements and Equipment                       $    60,000
                 Goodwill and other Intangibles                   $ 3,141,000
                                                                  -----------
                 TOTAL:                                           $ 3,600,000
                                                                  ===========


         1.4 Obligations of Seller. All liabilities of Seller, whether disclosed or undisclosed, shall be paid by Seller and Seller shall indemnify and hold Buyer harmless against all such liabilities. Except as otherwise provided herein, Buyer shall assume no liabilities or obligations of Seller. If Buyer is required to pay any liabilities of Seller, Buyer shall deduct such amount from the payments described in Section 1.2.

         1.5 Obligations of Buyer. Buyer agrees to assume, pay and perform each and every obligation of Seller which accrues on or after the Closing Date, in connection with the operations of Seller's franchise business and Buyer shall indemnify and hold Seller harmless against all such liabilities. The parties agree that Buyer shall not assume any liability for obligations which accrue or relate to any period of time prior to the Closing Date.

         1.6 Prorations. All operating costs relating to Seller's business shall be allocated between Seller and Buyer based upon the Closing Date, such that Seller shall pay that portion of the operating costs and receive that portion of the income (excepting any unpaid receivables, promissory notes, arbitration awards or delinquent royalty/license fee accounts, all of which shall be the sole property of Buyer as of the Closing Date) pertaining to that period of time up to and including the day prior to the Closing Date and Buyer shall pay that portion of the operating costs and receive that portion of the income on and after the Closing Date. The parties will attempt to make the necessary adjustments within sixty (60) days after the Closing Date, and make such necessary payments within the same time period.

         2. The Closing. The transaction provided for herein shall be closed on March 9, 2000, by overnight delivery of documents, or by such other means as the parties may agree upon.

         3.  Instruments of Transfer; Further Assurances.

             (a) At the Closing, Seller shall deliver to Buyer:

                 (i) A Bill of Sale and Assignment(s) transferring to Buyer ownership of the Assets free and clear of all liens, security interests and other encumbrances;

                 (ii) Certificates of Good Standing for Seller and each
             Subsidiary from the Secretary of State offices where each such company is doing business;

                 (iii) Certified resolutions of the Boards of Directors and
             Shareholder of Seller and each Subsidiary approving this transaction;

                 (iv) The Non-Competition Agreement pursuant to Section 9
             herein, duly executed by Seller and Shareholder; and

                 (v) Such other and further instruments of transfer as shall in the reasonable opinion of Buyer's counsel be necessary or appropriate to consummate the purchase and sale.

            (b) At the Closing, Buyer shall deliver the amounts to Seller and Escrow Agent as set forth in Section 1.2 herein.

         4. Representations and Warranties of Seller and Shareholder. For all purposes of this Section 4, each reference to Seller shall also refer to and include each Subsidiary. Seller and Shareholder represent and warrant to Buyer as follows:

            (a) Organization: Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite power and authority to perform its obligations hereunder.

            (b) Authorization. The execution, delivery and performance of this Agreement by Seller has been duly authorized by the Board of Directors of Seller and the Agreement constitutes the valid and binding obligations of Seller.

            (c) Shareholder Approval. The execution, delivery and performance of this Agreement by Seller has been duly authorized by the shareholders of Seller.

            (d) Financial Statements. Seller has delivered to Buyer copies of the following financial statements of Seller all of which are attached hereto as Exhibit E ("Financial Statements"), all of which are true and complete:

                  (i) Balance Sheet of Seller for the period ended December 31, 1999;

                  (ii) Statement of Income for the six months ended December 31, 1999;

                  (iii) Letter dated February 11, 2000 ("Letter Summary"), summarizing royalties paid and not paid, Notes paid and not paid and actual monies received from royalties and notes;

                  (iv) Installment Note Schedule as of December 31, 1999;

                  (v) Royalty Sales Report for period January 3, 1999 to December 26, 1999 (generated on February 3, 2000);

                  (vi) Royalty Delinquency Report as of December 26, 1999;

                  (vii) Royalty Reports Summary, 1999;

                  (viii) Cutco Industries' projections for 2000; and

                  (ix) Royalties reported for period January 3, 1999 to December 26, 1999.

            The Financial Statements fairly present the financial condition and assets and liabilities of Seller as of the date indicated, and the results of operations of Seller for the period then ended. The individual Royalty Delinquencies, Notes Outstanding and Accounts Receivable balances as of the Closing Date shall equal or exceed the respective individual balances as of December 31, 1999 as set forth in the Letter Summary.

            (e) Absence of Undisclosed Liabilities. Except to the extent reflected, reserved, or otherwise provided for in the Financial Statements, Seller does not have any liabilities or obligations of any nature relating to the operations or business conducted at the Stores, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than those incurred in the ordinary course of business since December 31, 1999. There is no basis for assertion against Seller of any claim or liability relating to said operations or business in any amount not fully reflected or provided for in the Financial Statements or covered by insurance policies of Seller.

            (f) No Adverse Changes. Since December 31, 1999, there have not been (i) any adverse changes in the financial condition or in the operations, business, prospects, properties or Assets from that shown on the Financial Statements, or (ii) any material damage, destruction or loss to any of the properties or Assets, whether or not covered by insurance, which have adversely affected or impaired or which does or may reasonably be expected to adversely affect or impair the ability of Seller to conduct its business, or
(iii) any negotiation, or request for negotiation, for any representation or any labor contract or any event or condition relating to Seller's business of any character which has adversely affected or which does or may adversely affect or impair the business of Seller.

            (g) Tax Returns and Payments. Except for returns which are not yet due (provided they are filed on or prior to their due date), Seller will have at Closing duly filed all federal, state and local tax returns and reports required to be filed and now have and will have at Closing fully paid or established adequate reserves for the proper payment of all taxes (whether or not shown on any tax return) and other governmental charges upon it or its properties, assets, licenses or sales (excluding income taxes based on Seller's net income). There are no tax rulings outstanding, or requested rulings, that would affect any of Seller's tax liabilities. All monies required to be withheld by Seller from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of Seller. Any and all Internal Revenue Service adjustments to Seller's taxes have been reported to all applicable states and all state taxes relating to such adjustments have been paid.

            (h) Title to Property and Assets. Seller has good title to all its Assets, subject to no mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale or other title retention agreement.

            (i) Franchise Agreements. Except as set forth in Exhibit F, Seller is not in default in any respect under any Franchise Agreements, nor has any event occurred which with the passage of time or the giving of notice or both would constitute such a default. The Franchise Agreements are in full force and effect as of the date hereof and there have been no amendments, modifications, or alterations to the Franchise Agreements except as previously disclosed in writing by Seller to Buyer. The continuation, validity and effectiveness of all such Franchise Agreements will in no way be adversely affected by the consummation of this Agreement. The Franchise Agreements are freely assignable from Seller to Buyer, and such an assignment will not be a default with respect to any of the Franchise Agreements. There are presently no negotiations pending between the parties to the Franchise Agreements, nor modification of the Franchise Agreements and Seller has no commitments or understandings, oral or written, relating to the Franchise Agreements except as contained in the particular Franchise Agreements. Seller has provided Buyer with a copy of all Franchise Agreements.

            (j) Leases. The Leases are in good standing, valid and effective in accordance with their respective terms and there are no existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults. Seller has not received any written notice of any notice of any claim default with respect to the Leases. Seller has provided Buyer with a copy of all Leases.

            (k) Other Leases and Licenses. Excepting the Franchise Agreements and Leases, a list of all leases of real or personal property and all license agreements to which Seller is a party, and related to the Assets, is set forth in Exhibit G. All such leases and licenses are in good standing, valid and effective in accordance with their respective terms, and there are no existing defaults or events of default or events which with notice or lapse of time or both would constitute defaults. Seller has not received any notice of any claimed default with respect to any leases and licenses. Neither the execution of this Agreement nor the consummation of the transaction contemplated by this Agreement will result in a default in, or will be deemed to be an assignment of, Seller's leases and/or licenses. There are presently no negotiations pending between Seller and the other party of such leases and/or licenses for the modification of any such lease or license except as contemplated herein. Seller has no commitments or understandings, oral or written, relating to such leases or licenses, except as contained in the particular leases or licenses, listed on Exhibit G. Seller has provided Buyer with a copy of all leases, licenses and amendments thereto.

            (1) Condition of Property. Seller's property and equipment will be, at Closing, in good operating condition and repair, subject to normal wear and maintenance, and in conformity with all applicable ordinances and regulations, and environmental, building, zoning or other laws.

            (m) Insurance. All the insurable properties of Seller are insured for Seller's benefit, in amounts deemed adequate by Seller's management, against all risks usually insured against by persons operating similar properties in the localities where such properties are located, under valid and enforceable policies issued by insurers of recognized responsibility.

            (n) Litigation, etc. Except as set forth in Exhibit H, there is no suit, action or litigation, or administrative, arbitration or other proceeding or, any governmental investigation or any change in the environmental, zoning or building laws, regulations or ordinances affecting the real property or leasehold property of Seller or its business operations, pending or, to the knowledge of Seller or Shareholder, threatened, that might, severally or in the aggregate, adversely affect the financial condition, business, property, assets or prospects of Seller. Seller has complied with and is not in default under or in violation of any laws, ordinances, requirements, regulations or orders applicable to its business and Seller has not received notice of any claimed default or violation with respect to any of the foregoing.

            (o) Compliance with Other Instruments, etc. Neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any agreements among Seller and Shareholder, or any agreement, mortgage, indenture, license, permit or other instrument, judgment, decree, order, law or regulation by which Seller or Shareholder is bound.

            (p) Environmental Compliance. Seller is not in violation of any United States federal, state or local law, ordinance or regulation relating to the environmental conditions ("Environmental Law") on, under or about any real property owned or leased by Seller including, but not limited to, soil and groundwater conditions. To the best of Seller and Shareholder's knowledge, Seller has not used, generated, manufactured, produced, stored, treated or disposed of, whether temporarily or permanently, on, under or about any real property leased by Seller or transported to or from any real property owned or leased by Seller any Hazardous Substance (as defined below) in violation of any Environmental law, except for hair care products customarily used in Seller's business. To the best of Seller and Shareholder's knowledge, there is no proceeding or investigation by any governmental entity with respect to the presence of such Hazardous Substance on any real property leased by Seller or the migration thereof from or to other property. Seller has not been required or ordered by any governmental entity to treat, clean-up or otherwise dispose, remove or neutralize any Hazardous Substance from or on any real property leased by Seller. For purposes of this Agreement, "Hazardous Substances" shall mean (but shall not be limited to) substances defined or listed as "hazardous wastes" or "toxic substances", or any variation thereof, in or determined at any time to be such pursuant to applicable laws, and regulations adopted and publications set forth in or promulgated pursuant to such laws, including, without limitation:
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and (ii) pesticides, fungicides, solvents, herbicides, flammable explosives, asbestos, polychlorinated biphenyls, radioactive materials; and petroleum, and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

            (q) Defaults, etc. There is no actual or claimed default or state of facts that with notice or lapse of time or both would constitute a default on the part of Shareholder and/or Seller in the performance or payment of any obligation to be performed or paid by Shareholder and/or Seller under any contracts, plans or other instruments or arrangements referred to in or to be submitted as provided herein, and neither Seller nor Shareholder has received or given notice of any actual or claimed default or state of facts that with notice or lapse of time or both would constitute a default on the part of Shareholder and/or Seller in the performance or payment of any obligation to be performed or paid by Shareholder and/or Seller under any contracts, plans or other instruments or arrangements referred to or submitted as provided herein. There are no benefit plans of Seller subject to the Employee Retirement Income Security Act ("ERISA").

            (r) Books of Account and Records. Seller's books of account fairly reflect all of the Seller's items of income and expense, assets, liabilities and accruals, and are prepared, maintained and compiled on a basis consistent with prior years.

            (s) Suppliers. Seller's relationships with its suppliers are continuing and satisfactory. Shareholder and Seller have no knowledge of any plans of any supplier to discontinue providing products to Seller and have no knowledge that a sale of the Assets by Seller might cause any such supplier to discontinue providing products to Seller.

            (t) Inventories. All inventory of Seller held for sale to customers is of good merchantable quality and saleable in the ordinary course of business. The merchandise inventory of Seller is valued at Seller's customary cost.

            (u) Labor Controversies: Collective Bargaining Agreements. There are no controversies pending or threatened between Seller and (i) any union, or (ii) Seller's employees. Seller is not currently subject to (i) any threats of strikes or work stoppages, or (ii) any organizational efforts or demands for collective bargaining or any union organization. Seller is in substantial compliance with applicable labor laws. Seller is not a party to any collective bargaining agreement with any labor union or other representative of any of its employees.

            (v) Brokers. No broker or finder has been employed by Seller or Shareholder in connection with this transaction.

            (w) Disclosure. No representation or warranty by the Shareholder or Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. Indemnity.

            (a) The parties agree to indemnify each other and hold each other harmless from any loss or damage from the breach of any warranty or representation of the respective party set forth herein, including reasonable legal and accounting fees and expenses incurred by the other party as a result of such breach or in enforcing this indemnity.

            (b) Should Buyer pay any amount to any entity as a result of Seller's breach or default under this Agreement, in addition to any other remedies available to Buyer, Buyer may deduct such amount from the payments described in Section 1.2.

         6. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

            (a) Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with all requisite power and authority to perform its obligations hereunder.

            (b) Compliance with Other Instruments, etc. Neither the execution nor the delivery of this Agreement nor the consummation of the transaction contemplated hereby will conflict with or result in any violation of or constitute a default under any agreements of Buyer, or any agreement, mortgage, indenture, license, permit or other instrument, judgment, decree, order, law or regulation by which Buyer is bound.

            (c) Brokers. No broker or finder has been employed by Buyer in connection with this transaction.

            (d) Authorization. The execution, delivery and performance of this Agreement by Buyer has been duly authorized by the Board of Directors of Buyer and the Agreement constitutes the valid and binding obligations of Buyer.

            (e) Disclosure. No representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         7. Covenants of Seller and Shareholder. Seller and Shareholder agree that prior to the Closing:

            (a) Cooperation. Seller, each Subsidiary and Shareholder will cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the transactions contemplated hereby. Seller and Shareholder will use their best efforts to preserve

Seller's business organizations intact and to keep available the services of its employees and representatives and will preserve the goodwill of its employees, customers, suppliers and others having business relations with Seller.

            (b) Landlords' Consents. Seller shall cooperate with Buyer to obtain the written consents from the Landlords to assignments of the Leases with no increase in rent, but with such modifications as Buyer, in its sole discretion, may deem necessary and reasonable, including but not limited to the right to the modification of any radius restriction clauses so that the scope is reasonable and the restrictions are limited to the existing trade name only. Seller shall pay all fees required by Landlords as consideration for consenting to the Lease assignments.

            (c) Transactions Out of Ordinary Course of Business. Seller and the Subsidiaries will not, except with the prior written consent of Buyer, enter into any transaction out of the ordinary course of business, including, but not limited to, the execution of any new lease or the modification of any existing lease.

            (d) Maintenance of Properties, etc. Seller and the Subsidiaries will maintain all their properties in good repair, order and condition, reasonable wear and use, damage by fire or other casualty excepted, and will maintain insurance upon all their properties with respect to the conduct of their business, in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

            (e) Maintenance of Books and Records. Seller and all Subsidiaries will maintain their books, accounts and records in the usual manner on a basis consistent with prior years. Seller and each Subsidiary will duly comply in all respect with all laws and decrees applicable to them and to the conduct of their business.

            (f) Certain Prohibited Transactions. Except with the prior written consent of Buyer, Seller and Subsidiaries will not enter into any contract to merge or consolidate with or sell all or any substantial part of their assets to any other party or change the character of their business.

            (g) Debts. All debts and trade payables of Seller and all Subsidiaries will be paid as they become due in the normal course of business.

            (h) COBRA Indemnification. Seller and Shareholder agree to pay and be liable to Buyer and shall indemnify, defend and hold harmless Buyer from and against and in respect of any and all losses, damages, liabilities, taxes, sanctions that arise under section 4980B of the Internal

Revenue Code (the "Code"), interest and penalties, costs and expenses (including, without limitation, disbursements and reasonable legal fees incurred in connection therewith and in seeking indemnification therefore, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) imposed upon, incurred by, or assessed against Buyer arising by reason of or relating to any failure by Seller or Subsidiaries to comply with the continuation health care coverage requirements of section 4980B of the Code and section 601 through 608 of ERISA which failure occurred with respect to any current or prior employee of Seller or Subsidiaries or any qualified beneficiary of such employee (as defined in section 4980(g)(1) of the Code) prior to the Closing Date but only to the extent such action, suit, proceeding, claim, appeal, demand, assessment or judgment arises by virtue of the fact that such employee was employed by Seller or a Subsidiary prior to the Closing Date and is based upon an obligation owed by Seller to such employee. For purposes of this provision, references to the Code and ERISA shall include references to any provision of such statutes as they may be amended from time to time.

            (i) Agreements Delivered, etc. Prior to the Closing Date, Seller will furnish to Buyer complete and accurate lists of the following: (i) all agreements or arrangements of Seller and all Subsidiaries that are to be performed in whole or in part on or after the date hereof, other than leases or licenses listed in Exhibit G; (ii) all bonus, incentive, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations, trust agreements of Seller and all Subsidiaries in effect or under which any amounts remain unpaid on the date hereof or are to become effective after the date hereof; and (iii) all employment and consulting contracts not terminable at will without penalty to which Seller or any Subsidiary is a party.

         8. Covenants of Buyer. Buyer will faithfully perform on a timely basis all of its obligations required herein.

         9. Non-Competition Agreement. At the Closing, Seller and
Shareholder will enter into a Non-Competition Agreement in the form set forth in Exhibit I attached hereto.

        10. Conditions Precedent to the Obligations of Seller and
Shareholder. All obligations of Seller and Shareholder sunder this Agreement are subject to the fulfillment, at the option of Seller and Shareholder, at or prior to the Closing Date, of the following condition: The representations and warranties of Buyer herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by the transaction contemplated hereby.

        11. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment, at the option of Buyer, at or prior to the Closing Date, of the following conditions:

            (a) The representations and warranties of Seller and Shareholder herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date, except as affected by the transaction contemplated hereby.

            (b) Shareholder and Seller shall have performed all of their obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by Shareholder and Seller prior to the Closing Date.

            (c) Buyer shall be satisfied, in its sole discretion, with the results of its legal, accounting, business, environmental and other due diligence review of Seller's business and the Assets.

        12. Survival of Representations. All statements by or on behalf of Seller or Shareholder contained in this Agreement or any certificates or other instrument delivered by or on behalf of Seller or Shareholder in connection with the transaction contemplated hereby shall survive the Closing.

        13. Entire Agreement. This Agreement supersedes all previous agreements among the parties and contains the entire understanding and agreement among them with respect to its subject matter. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by all parties.

        14. Waivers and Notices. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by Seller or Shareholder in the case of a default by Buyer and by Buyer in the case of a default by Seller or Shareholder. The failure of any party to insist in any instance upon performance of any term or condition of this Agreement shall not be construed as a waiver of any future performance. All waivers under this Agreement and all notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder of thereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed certified first class mail, postage prepaid:

                  (a) If to Seller or Shareholder:

                      Yellowave Corporation
                      11777 San Vincente Boulevard, Suite 505
                      Los Angeles, CA 90049

                  (b) If to Buyer:

                      7201 Metro Boulevard
                      Minneapolis, MN 55439
                      Attention: President

                      With a copy to:

                      7201 Metro Boulevard
                      Minneapolis, MN 55439
                      Attention: Eric A. Bakken


or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder.

        15. Benefits. All the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

        16. Arbitration. All disputes between the parties relating to this Agreement or the transaction contemplated thereby or negotiations leading up to execution of this Agreement shall be resolved by arbitration in Las Vegas, Nevada, pursuant to the rules of the American Arbitration Association then in effect. The arbitrators shall have the power to award costs, including reasonable attorneys' fees, as they deem appropriate. This Agreement shall be construed in accordance with the laws of the State of Minnesota.

        17. Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall pay its or his own expenses incurred in connection with the authorization, preparation, execution or performance of this Agreement and all transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, legal counsel and accountants. Seller shall pay all stamp, documentary, transfer or similar taxes which may be payable as a result of the sale.

        18. Facsimile Signatures; Counterparts. The delivery of an executed copy of this Agreement or of any amendment hereto, made by facsimile transmission by any party to the other party hereto shall constitute effective delivery of such document by such transmitting party to such receiving party, and any executed facsimile copy so delivered shall be deemed equivalent to an executed original. This Agreement and any amendments thereto may be signed in two or more counterparts, and all counterpart signatures, taken together, shall constitute one executed original.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                               CUTCO ACQUISITION CORP.

                               By: /s/ Paul D. Finkelstein
                                   --------------------------------------------
                                    Paul D. Finkelstein, Chief Executive Officer


                               CUTCO SALONS, INC.

                               By: /s/ Richard A. Arons
                                   --------------------------------------------
                                                            , President

                               YELLOWAVE CORPORATION

                               By: /s/ Richard A. Arons
                                   --------------------------------------------
                                                            , President

            2. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

                               CUTCO ACQUISITION CORP.

                               By:
                                    Paul D. Finkelstein, Chief Executive Officer

                               CUTCO SALONS, INC.

                               By: /s/ Richard A. Arons
                                   --------------------------------------------
                                                          , President

                               YELLOWAVE CORPORATION

                               By: /s/ Richard A. Arons
                                   --------------------------------------------
                                                          , President


                                   --------------------------------------------
                                   Ron Oren, individually


                                   --------------------------------------------
                                   Laura Ballageer, individually